NPC INTERNATIONAL, INC.


                       DEFERRED COMPENSATION
                                AND
                          RETIREMENT PLAN







                    Established January 1, 1999

                         Table of Contents

Section 1.  Establishment                                       1

Section 2.  Definitions                                         1

Section 3.  Eligibility for Participation                       4

Section 4.  Deferral of Compensation and Bonus Compensation     5

Section 5.  Company Matching Contributions and
            Company Discretionary Contributions                 6

Section 6.  Elections of Timing and Form of Payment             8

Section 7.  Investment of Deferral and Vesting Accounts        12

Section 8.  Vesting                                            13

Section 9.  Designation of Beneficiaries                       15

Section 10. Merger, Consolidation and Sale of Assets           16

Section 11.  Rights of Participants                            16

Section 12.  Administration                                    16

Section 13.  Claims and Appeals                                17

Section 14.  Amendments and Termination                        17

Section 15.  Applicable Laws                                   18

Section 16.  Incompetency                                      18

Section 17.  Expenses                                          19

Section 18.  Notices                                           19

Section 19.  Withholding and Deductions                        19

Section 20.  Invalidity of Provisions                          19

Section 21.  Tax Advantages Not Guaranteed                     20

Section 22.  Return of Company Contributions                   20



                      NPC INTERNATIONAL, INC.
             DEFERRED COMPENSATION AND RETIREMENT PLAN

                   Section 1.  Establishment

     NPC INTERNATIONAL, INC. hereby establishes, effective as of January 1, 1999, a deferred compensation and retirement plan for executives as described herein, which shall be known as the "NPC INTERNATIONAL, INC. DEFERRED COMPENSATION AND RETIREMENT PLAN" (hereinafter called the "Plan"). The Plan is intended to constitute an unfunded plan maintained primarily to provide deferred compensation to a select group or management or highly compensated employees.

                    Section 2.  Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

          (a) The term "Board" means the Board of Directors of the Company.

          (b) The term "Beneficiary" means the persons or entities designated pursuant to Section 9 who are to receive, upon a Participant's death, payment of the amounts credited to the Participant's Deferral Account and the Nonforfeitable amounts credited his Vesting Account as of the date of his death.

          (c) The term "Bonus Compensation" with respect to an active Participant or eligible Executive means the active Participant's or eligible Executive's bonus compensation, as determined by Company, for the period to which his relevant Bonus Compensation Deferral Election relates.

          (d) The term "Bonus Compensation Deferral Election" means the election made by an active Participant or eligible Executive, pursuant to Section 4.2, to defer receipt of a portion of his Bonus Compensation earned by him in the calendar year to which the election relates.

          (e)  The term "Change of Control" means:

               (1) a change in ownership of the Company to the extent that more than 90 percent of the total combined voting power of all classes of Company stock, or more than 90 percent of the total value of shares of all classes of Company stock, is owned by persons and/or entities other than (i) Gene Bicknell, (ii) his spouse, (iii) his lineal descendants, and
                    (iv) any entity with respect to which Gene Bicknell, his spouse, and/or his lineal descendants own at least 50 percent of the total combined voting power of all classes of the entity's stock, or at least 50 percent of the total value of shares of all classes of the entity's stock (or, where the entity is a partnership, at least 50 percent of the capital interest or profits interest of the partnership);

               (2) a merger or similar combination following which the Company's shareholders prior to the merger are no longer in control of the surviving entity; or

               (3) a distribution to shareholders upon or as a result of the sale of at least 80 percent of the Company's assets, or a liquidation of the Company.

          (f) The term "Committee" means the Stock Option and Compensation Committee of and appointed by the Board.

          (g) The term "Company" means NPC International, Inc., a Kansas corporation, and any successor thereto.

          (h) The term "Company Discretionary Contribution" means the amount deposited by the Company and credited by the Trustee pursuant to Section 5.2 to the Deferral Account or Vesting Account maintained by the
               Trustee on behalf of an active Participant or eligible Executive. Company Discretionary Contributions may be Class A Contributions or Class B Contributions. Unless otherwise so designated in writing, all Company Discretionary Contributions shall be Class A Contributions. See Section 8 for a discussion concerning the treatment, for vesting purposes, accorded Class A Contributions and Class B Contributions.

          (i) The term "Company Matching Contribution" means the amount deposited by the Company and credited by the Trustee pursuant to Section 5.1 to the Deferral
               Account  or  Vesting  Account  maintained  by   the
               Trustee on behalf of an active Participant or eligible Executive.

          (j) The term "Compensation" with respect to an Executive means the Executive's taxable wages reportable on Form W-2, less (i) Bonus Compensation, and (ii) gains from the exercise of stock options granted by the Company, payable to the Executive during the pay period to which the relevant Compensation Deferral Election relates.

          (k) The term "Compensation Deferral Election" means the election made by an active Participant or eligible Executive, pursuant to Section 4.1, to defer receipt of all or a portion of his Compensation earned in the calendar year to which the election relates.

          (l) The term "Deferral Account" means the account maintained by the Trustee under the Trust, on behalf of a Participant, to which the Company deposits and the Trustee credits at the direction of the Company (i) the Compensation and Bonus
               Compensation  the  Participant  elects   to   defer
               pursuant to his Compensation Deferral Election and/or Bonus Compensation Deferral Election, and
               (ii) the Company Matching Contributions and Company Discretionary Contributions pursuant to Sections
               5.1 and 5.2 which are entirely Nonforfeitable when made. Although this Plan may refer to a Deferral Account as "the Participant's Deferral Account" or as "his Deferral Account," the amounts credited to such Deferral Account shall at all times be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Company's general creditors.

          (m) The term "Executive" means an employee of the Company who is:

               (1) in a select group of management or highly paid employees;

               (2) exempt from the minimum wage and maximum hour requirements of the Fair Labor Standards Act, as described in 29 U.S.C. 213(a) and regulations promulgated thereunder; and

               (3) a "highly compensated employee" within the meaning of Internal Revenue Code Section 414(q), or a regional manager, or both. With respect to a newly hired employee, if the employee's annualized projected Compensation and Bonus Compensation for his first calendar year of employment exceed the limit described in Section 414(q)(1)(B)(i), he shall be considered a "highly compensated employee" for such first calendar year of employment, for purposes of this Plan.

          (n) The term "Nonforfeitable," as applied to Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) deposited by the Company and credited by the Trustee at the direction of the Company to a Participant's Deferral Account or Vesting Account, means the portion of such deposits and credits to which the Participant or his Beneficiary are "vested" in accordance with the vesting rules described in
               Section 8 and the other terms and conditions of the Plan, subject only to the claims of the Company's general creditors as described in the agreement and declaration establishing the Trust.

          (o) The term "Participant" means a person who has amounts currently deposited and credited to a Deferral Account or Vesting Account, or both, maintained by the Trustee on his behalf pursuant to the terms of the Plan. An active Participant is a Participant who is actively employed by the Company as an Executive and who is actively participating in the Plan.

          (p) The term "Trust" means, with regard to (i) Compensation and/or Bonus Compensation deposited by the Company and credited by the Trustee on behalf of a Participant pursuant to his Compensation Deferral Election and/or Bonus Compensation Deferral Election, as the case may be, and (ii) the Company Matching Contributions and Company Discretionary Contributions deposited by the Company and credited by the Trustee pursuant to Sections 5.1 and 5.2 and which are entirely Nonforfeitable when made, the NPC International, Inc. Deferred Compensation and Retirement Plan Group Trust.

               With regard to Company Matching Contributions and Company Discretionary Contributions deposited with and credited by the Trustee on behalf of a Participant pursuant to Sections 5.1 and 5.2 and which are not entirely Nonforfeitable when made, the term "Trust" means the individual trust established to account for such credits solely on behalf of the individual Participant and his Beneficiaries (but subject to the rights of the Company's general creditors, pursuant to the terms and conditions of the agreement and declaration establishing the trust).

          (q) The term "Trustee" means A.G. Edwards Trust Company or the bank or trust company designated as its successor trustee under the agreement and declaration establishing the Trust.

          (r) The term "Vesting Account" with respect to a Participant means the account maintained by the Trustee under the Trust, on behalf of the Participant, to which the Company deposits and the Trustee credits at the direction of the Company the Company Matching Contributions and/or Company Discretionary Contributions (if any) pursuant to Sections 5.1 and 5.2 and which are not entirely Nonforfeitable when made. Although this Plan may refer to a Vesting Account as "the Participant's Vesting Account" or as "his Vesting Account," the amounts credited to such Vesting Account shall at all times be subject to the terms and conditions of the agreement and declaration establishing the Trust, and thus subject to the claims of the Company's general creditors.

          (s) The term "Vesting Service" with respect to a Participant means the aggregate total of the Participant's whole years (and fractional portions of years) of employment by the Company, its predecessors and successors. The Committee may designate, from time to time and in its sole discretion, such other service (either for the Company or otherwise) that shall be considered
               Vesting Service with respect to any particular Participant or eligible Executive.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

           Section 3.  Eligibility for Participation

     3.1   Eligibility.    An  employee of the  Company  shall  be
eligible to participate in the Plan with respect to a calendar year if:

          (a) He qualifies as an Executive with respect to such year; and

          (b)  The  Committee  has  selected  such  Executive   to
               participate with respect to such year.

     Notwithstanding the foregoing, an active Participant or eligible Executive shall not be eligible to have Company Matching Contributions deposited and credited to his Vesting Account until the later of (i) the first pay period beginning after the date on which he is first credited with a year of service and (ii) the first pay period beginning after the date on which he commences participation in this Plan. A "year of service" for this purpose means a 12-consecutive month period, beginning on the active Participant's or eligible Executive's employment commencement date or any anniversary of that date, during which he has at least 1,000 hours of service. An "hour of service" for this purpose means an hour with respect to which an active Participant or eligible Executive is entitled to payment for the performance of services for the Company, or entitled to payment even though no services are performed for the Company (e.g., for periods of paid leave of absence, illness, holiday, layoff, jury duty, etc.). A Participant who satisfies this requirement, terminates employment, and then again becomes an eligible Executive on account of reemployment shall be eligible for Company Matching Contributions upon again becoming an active Participant.

     The initial Participants in the Plan are listed on the attached Schedule A. The Committee may add additional Participants or remove existing Participants from time to time by written action.

     3.2 Inactive Participants. If at a future date an active Participant no longer meets the requirements for participation in this Plan for reasons other than termination of employment, the Participant shall become an inactive Participant, retaining all of the rights accorded Participants by this Plan, except the right to make additional deferrals of Compensation and/or Bonus Compensation pursuant to Section 4, and to have additional Company Matching Contributions and/or Company Discretionary Contributions deposited and credited to his Deferral Account or Vesting Account. Such an individual shall remain an inactive Participant unless and until he again becomes an active Participant by again qualifying as an Executive entitled to participate in this Plan.

     Amounts deposited and credited to an active Participant's Vesting Account which are not considered Nonforfeitable shall be forfeited pursuant to Section 8 at the time the Participant no longer meets the requirements for participation on account of termination of employment.

Section 4.  Deferral of Compensation and Bonus Compensation

     4.1 Deferral of Compensation. At the times and in the manner specified below, an active Participant or an eligible Executive may make an irrevocable election in writing to defer all or a portion of his Compensation until a specified date in the future.

          (a) Timing and Nature of Compensation Deferral Election. An active Participant or eligible Executive described in the preceding paragraph may make a Compensation Deferral Election, prior to December 31 of any calendar year, to defer receipt of any percentage of his Compensation, in whole numbers (e.g., 1%, 7%, etc.), earned during pay periods occurring between January 1 and December 31 of the following calendar year.

          (b) Elections by Newly Eligible Executives. Notwithstanding anything in this Section 4.1 to the contrary, an Executive who first becomes an eligible Executive during a calendar year may make the election described in subsection (a) above, as applicable, within 30 days after the date he first becomes an eligible Executive. Such an election shall be effective only with respect to Compensation earned after the date of the election.

          (c) Uniform Payroll Deductions. Amounts deferred pursuant to this Section shall be deducted from the Participant's Compensation on a uniform basis for each pay period during the portion of the calendar year to which the Compensation Deferral Election relates.

          (d) Crediting of Deferred Amounts. As soon as practicable after Compensation subject to a Compensation Deferral Election would, but for the provisions of this Plan, be payable to an active Participant or eligible Executive, the Company shall deposit with the Trustee, and direct the Trustee to credit to his Deferral Account, the amount of the Compensation that the active Participant or eligible Executive elected to defer.

     4.2 Deferral of Bonus Compensation. At the times and in the manner specified below, an active Participant or an eligible Executive may make an irrevocable election in writing to defer all or a portion of his Bonus Compensation until a specified date in the future.

          (a)  Timing  and  Nature of Bonus Compensation  Deferral
               Election. An active Participant or eligible Executive described in the preceding paragraph may make a Bonus Compensation Deferral Election, prior to December 31 of any calendar year, to defer receipt of any percentage (up to 90%) of his Bonus Compensation, in whole numbers (e.g., 1%, 7%, etc.), earned in and payable with respect to the following calendar year. An active Participant or eligible Executive who elects to defer more than 90% of his Bonus Compensation shall be deemed to have elected to defer 90% of his Bonus Compensation.

          (b) Elections by Newly Eligible Executives. Notwithstanding anything in this Section 4.2 to the contrary, when an Executive first becomes an eligible Executive, he may make the election described in subsection (a) above, as applicable (to be applied to the Bonus Compensation earned by payable to him with respect to the calendar year in which he is first an eligible Executive), within 30 days after the date he first becomes an eligible Executive, provided that at the time the election is made the amount of the Bonus Compensation payable to him with respect to such calendar year has not been fixed and determined.

          (c) Crediting of Deferred Amounts. As soon as practicable after Bonus Compensation subject to a Bonus Compensation Deferral Election would, but for the provisions of this Plan, be payable to an active Participant or eligible Executive, the Company shall deposit with the Trustee, and direct the Trustee to credit to his Deferral Account, the amount of the Bonus Compensation the active Participant or eligible Executive elected to defer.

      Section 5.  Company Matching Contributions and Company
                    Discretionary Contributions

     5.1 Company Matching Contributions. At the time, or as soon as practicable after, the Company deposits with the Trustee, and directs the Trustee to credit on behalf of an active Participant or eligible Executive, the amounts described in Sections 4.1(d) and 4.2(c), the Company shall deposit with the Trustee a Company Matching Contribution in the amount determined below, and direct the Trustee to credit such Company Matching Contribution to such active Participant's or eligible Executive's (i) Deferral Account, if the Company Matching Contribution is entirely Nonforfeitable when made, or (ii) Vesting Account, if the Company Matching
Contribution  is  not  entirely  Nonforfeitable  when  made.   See
Section  8  for  rules concerning whether an amount is  considered
Nonforfeitable.

     The Company Matching Contribution shall be in an amount equal to the lesser of:

          (a) The sum of the deferred Compensation and deferred Bonus Compensation deposited with and credited by the Trustee on behalf of the active Participant or eligible Executive for the applicable pay period; or

          (b) An amount equal to four percent (4%) of the sum of the Compensation and Bonus Compensation payable to the active Participant or eligible Executive for the pay period to which the Compensation Deferral Election (and/or Bonus Compensation Deferral Election) giving rise to the deposits and credits described in (a) above relates.

     EXAMPLE: Participant B is not 100% vested pursuant to the rules in Section 8. He has on file a Compensation Deferral Election calling for the deferral of 10 percent of his Compensation, per pay period, earned between January 1 and December 31, 1999. For the first pay period in February, 1999, the Company owes Participant B $4,000 in Compensation. Pursuant to his Deferral
     Election, the Company deposits $400 with the Trustee, directs the Trustee to credit the $400 to Participant B's Deferral Account, and pays the balance to Participant B (less applicable withholdings). The Company also deposits with the Trustee, and the Trustee credits to Participant B's Vesting Account, a Company Matching Contribution equal to $160, or four percent of the Compensation payable to Participant B for the applicable pay period. Note that if Participant B had been 100% vested pursuant to the rules in Section 8, the Matching Contribution would have been deposited and credited to his Deferral Account.

     EXAMPLE: Assume the same facts as above, except that Participant B also has on file a Bonus Compensation Deferral Election calling for the deferral of 50 percent of his Bonus Compensation earned in 1999. For the first pay period in April, the Company owes Participant B $4,000 in Compensation, and $8,000 in Bonus Compensation as the Participant's bonus for the first calendar quarter of 1999. Pursuant to Participant B's Deferral Elections, the Company deposits $4,400 ($400 in Compensation plus $4,000 in Bonus Compensation) with the Trustee, and directs the Trustee to credit this amount to Participant B's Deferral Account, and pays the balance to Participant B (less applicable withholdings). The Company also deposits $480 (four percent of the sum of the Compensation and Bonus Compensation payable to Participant B for the applicable pay period) with the Trustee, and directs the Trustee to credit that amount to Participant B's Vesting Account.

     5.2 Company Discretionary Contribution. At such times and in such amounts as the Company in its sole discretion may decide, the Company may deposit with the Trustee, and in writing direct the Trustee to credit, a Company Discretionary Contribution to the Deferral Account or Vesting Account maintained by the Trustee on behalf of one or more Participants. The Company Discretionary Contribution shall be deposited and credited to a Participant's Deferral Account if the Company Discretionary Contribution is entirely Nonforfeitable when made, and shall be deposited and credited to his Vesting Account in other cases.

      Section 6.     Elections of Timing and Form of Payment

     6.1  Electing the Time of Payment.

          (a) Compensation and Bonus Compensation. An active Participant or eligible Executive shall, in his Compensation Deferral Election and/or Bonus Compensation Deferral Election (as the case may be), elect to receive payment of the deferred amount (and earnings thereon):

               (1)  90 days after termination of employment;

               (2) on a specified deferral ending date at least two years after the calendar year to which the deferral election applies;

               (3)  the  earlier of the dates specified in (1) and
                    (2) above;

               (4) the earlier of the date specified in (1) above, or the date 90 days after a Change of Control; or

               (5) the earlier of (i) the date specified in (3) above, or (ii) the date 90 days after a Change of Control.

               EXAMPLE: Participant A completes a Compensation Deferral Election on December 1, 1998, for deferral of a portion of his Compensation payable for 1999. Participant A elects to receive his deferred Compensation on July 1, 2002. The election is permissible because his deferral ending date is a date certain, after the second calendar year that follows the 1999 calendar year, which is the year to which the deferral election relates.

               Participant B similarly completes a Compensation Deferral Election form, but elects to receive her deferred Compensation 90 days after termination of her employment. The election is permissible.


               Participant C similarly completes a Compensation Deferral Election form and, like Participant A, selects a deferral ending date of July 1, 2002. But Participant C further elects to receive his deferred Compensation on the earlier of (i) 90 days after his termination of employment, and (ii) the July 1, 2002, deferral ending date. The election is permissible.

               Participant D similarly completes a Compensation Deferral Election form and, like Participant A, selects a deferral ending date of July 1, 2002. But Participant D further elects to receive his deferred Compensation on the earlier of (i) 90 days after his termination of employment, (ii) the July 1, 2002, deferral ending date, or (iii) 90 days after a Change of Control. The election is permissible.

          (b)  Company  Matching  Contributions and  Discretionary
               Contributions.

               (1) Company Matching Contributions. Any Company Matching Contribution (and earnings thereon) deposited with the Trustee and credited on behalf of a Participant on account of his deferral of Compensation and/or Bonus Compensation shall be paid at the time at which is paid the deferred Compensation and/or deferred Bonus Compensation to which such Company Matching Contribution relates.

               (2) Company Discretionary Contributions. Prior to a calendar year with respect to which the Company may deposit with the Trustee, and direct the Trustee to credit, a Company Discretionary Contribution on behalf of a Participant, an active Participant or eligible Employee may elect, with respect to any such credit of a Company Discretionary Contribution, to receive payment thereof (and earnings thereon) on a date described in subsections (1), (2), (3), (4) or (5) of subsection (a) above. Such an election will be effective only with respect to a Company Discretionary Contribution that becomes fixed and determined after the date of such election. In the event no such election is made, the active Participant or eligible Executive shall be deemed to have elected to receive payment of such Company Discretionary Contribution upon termination of employment.

                    Notwithstanding the preceding paragraph, an Executive who first becomes an eligible Executive during a calendar year may make the election described in the preceding paragraph within 30 days after the date he first becomes an eligible Executive. Such an election will be effective only with respect to a Company Discretionary Contribution that becomes fixed and determined after the date of such election.

               (3) No Payment of Forfeitable Amounts. Notwithstanding anything in this Section 6.1 to the contrary, payment of Company Matching Contributions or Company Discretionary Contributions deposited with the Trustee and credited to a Participant's Vesting Account shall be made to the Participant or his
                    Beneficiary   only   to   the   extent    such
                    Contributions (and earnings thereon) are considered Nonforfeitable at the time such payment is otherwise due.

          (c) Exceptions. Notwithstanding anything in subsections (a) or (b) above, or in any other provision of the Plan, the following additional rules apply to the time at which amounts are payable by this Plan:

               (1) Death of Participant. The balance of a Participant's Deferral Account, and the Nonforfeitable balance of his Vesting Account, shall be paid to the Participant's Beneficiary as soon as practicable after the Participant's death.

               (2) Disability of Participant. The balance of a Participant's Deferral Account, and the Nonforfeitable balance of his Vesting Account, shall be paid to the Participant upon the Participant's total and permanent disability. For this purpose, a "total and permanent disability" is a physical or mental condition that entitles the Participant to Social Security disability benefits. Payment shall be made to the Participant as soon as practicable after the Participant files with the Committee proof of his disability determination by the Social Security Administration.

               (3) Hardship. In the event of great financial hardship or unforeseen emergency occurring in the personal affairs of the Participant, the Committee, upon application by the Participant, may accelerate the payment of all or a portion of the balance of his Deferral Account and/or the Nonforfeitable balance of his Vesting Account.

                    A great financial hardship or unforeseen emergency will be deemed to have occurred if the payment of benefits is for or on account of:

                    (i) unemployment of the Participant, or employment at a salary fifty percent (70%) or less than the sum of his prior Compensation and Bonus Compensation with the Company,

                    (ii) expenses   for  medical  care  previously
                         incurred by the Participant, his spouse, or any of his other dependents,

                   (iii) costs directly related  to  the  Partici-
                         pant's   purchase   of   his   principal
                         residence (excluding mortgage payments),

                    (iv) bankruptcy of the Participant,

                    (v) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, or other dependents,

                    (vi) payments   necessary   to   prevent   the
                         eviction of the Participant from his principal residence or the foreclosure on the mortgage on that residence, or

                   (vii) other events of a similar magnitude.

                    The accelerated payment made pursuant to this subsection shall not exceed the amount the Committee, in its complete discretion, determines is necessary to satisfy the great financial hardship or unforeseen emergency.

               (d) Final Payment from Trust. The final payment from the Trust to a Participant or Beneficiary may be adjusted to account for prior overpayments or underpayments attributable to estimates of earnings allocable to prior distributions of deferred Compensation, deferred Bonus Compensation, Company Matching Contributions, and/or Company Discretionary Contributions.

     6.2  Electing the Form of Payment.

          (a) Compensation and Bonus Compensation. Each active Participant or eligible Executive shall, in his Compensation and Bonus Compensation Deferral Elections, elect the form in which the Plan shall pay his deferred Compensation and Bonus Compensation (and earnings thereon). Such an active Participant or eligible Executive may elect that such amounts be paid:

               (1)  in a single lump sum;

               (2)  in    five    substantially    equal    annual
                    installments, adjusted annually for earnings on the unpaid balance; or

               (3)  in     ten    substantially    equal    annual
                    installments, adjusted annually for earnings on the unpaid balance.

               In addition, upon application to the Committee at least 60 days prior to the date such amounts first become payable, and with the approval in its sole discretion of the Committee, a Participant may elect to receive payment of deferred Compensation and/or Bonus Compensation (and earnings thereon) in any of the forms listed above, notwithstanding the initial election as to form as reflected in the pertinent Compensation and/or Bonus Compensation Deferral Election(s).

          (b)  Company  Matching  Contributions and  Discretionary
               Contributions.

               (1) Company Matching Contributions. Any Company Matching Contribution (and earnings thereon) deposited with the Trustee and credited on behalf of a Participant on account of his deferral of Compensation and/or Bonus Compensation shall be paid in the form in which is paid the deferred Compensation and/or deferred Bonus Compensation to which such Company Matching Contribution relates.

               (2) Company Discretionary Contributions. Each active Participant or eligible Executive shall, in the annual deferral election concerning Company Discretionary Contributions that the Company may make on his behalf, elect the form in which the Plan shall pay any Company Discretionary Contribution (and earnings thereon) made with respect to the year to which the election relates. The active Participant or eligible Executive may elect that such amounts be paid in any of the forms described in subsections (1), (2) or (3) in subsection (a) above. In the event no such election is made, such amounts shall be paid in a lump sum.

                    In addition, upon application to the Committee at least 60 days prior to the date such amounts first become payable, and with the approval in its sole discretion of the Committee, a Participant may elect to receive payment of a Company Discretionary Contribution (and earnings thereon) in any of the forms listed above, notwithstanding the initial election as to form as reflected in the pertinent deferral election(s).

          (c) Exceptions. Notwithstanding anything in subsections (a) or (b) above, or any other provision of the Plan, the following additional rules apply to the form in which amounts are payable by this Plan:

               (1) Death of Participant. A Participant may designate, in his Beneficiary designation on file with the Committee, the form in which payments on account of his death should be made to his Beneficiary. The Participant may elect to have such payments made in any of the forms described in subsections (1), (2) or (3) of subsection (a) above. In the event the Participant fails to designate a form of death benefits, death benefits shall be paid in a single lump sum.

               (2) Disability of Participant. Upon application to the Committee at least 60 days prior to the date such amounts first become payable, and with the approval of the Committee in its sole discretion, a Participant may elect to receive payments made pursuant to subsection 6.1(c)(2) in any of the forms described in subsections
                    (1), (2) or (3) of subsection (a) above. If the Participant fails to timely make an election concerning the form of payment, payment shall be made in a single lump sum.

               (3)  Hardship.     Payments   made   pursuant    to
                    subsection 6.1(c)(3) shall be made in a single lump sum.

    Section 7.     Investment of Deferral and Vesting Accounts

     The Deferral Account and Vesting Account maintained by the Trustee on behalf of a Participant shall be credited with earnings (and losses) resulting from investment by the Trustee. Participants may request that amounts deposited and credited to their respective Deferral Accounts and/or Vesting Accounts be invested in particular investments, chosen from a set of options established by the Committee. The Participants' requests shall not be binding, however, and the Committee, in its sole discretion, may elect to:

          (a)  instruct   the   Trustee  to   decline   to   honor
               Participant's requests,

          (b)  direct the Trustee to invest amounts deposited  and
               credited   to  Deferral  Accounts  and/or   Vesting
               Accounts in another manner, or

          (c) permit the Trustee to invest amounts deposited and credited to Deferral Accounts and/or Vesting Accounts in the manner the Trustee considers most appropriate.

                      Section 8.     Vesting

     8.1 Deferral Account. Deferred Compensation, Bonus Compensation, Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) deposited and credited to an active Participant's or eligible Executive's
Deferral Account shall at all times be considered entirely Nonforfeitable (that is, 100% vested).

          (a) Deferred Compensation and Bonus Compensation. In no event shall a Participant's Deferred Compensation or Bonus Compensation be deposited and credited other than to his Deferral Account.

          (b) Company Matching Contributions. Company Matching Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Matching Contributions are made (i) the active Participant or eligible Executive is 100% vested pursuant to the vesting schedule set forth in
               Section 8.2(a) below, and the Committee has not elected to apply additional vesting requirements to such Company Matching Contributions (as described below), or (ii) the active Participant or eligible Executive is not 100% vested pursuant to the vesting schedule set forth in Section 8.2(a) below, but the Committee has elected to treat such Company Matching Contributions as entirely Nonforfeitable when made, in which event such accelerated vesting of the Company Matching Contributions shall be described by the Committee in writing, and such writing shall thereafter be considered a part of this Plan.

          (c)  Company   Discretionary  Contributions.   Class   A
               Company Discretionary Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Matching Contributions are made the active Participant or eligible Executive is 100% vested pursuant to the vesting schedule set forth in Section 8.2(a) below.

               Class B Company Discretionary Contributions shall be deposited and credited to an active Participant's or eligible Executive's Deferral Account only if at the time such Company Discretionary Contributions are made the Committee has elected to treat such Company Discretionary Contributions as entirely Nonforfeitable when made, in which event such accelerated vesting of the Company Discretionary Contributions shall be described by the Committee in writing, and such writing shall thereafter be considered a part of this Plan.

     8.2 Vesting Account. Company Matching Contributions and Company Discretionary Contributions (and earnings thereon) not deposited and credited to an active Participant's or eligible Executive's Deferral Account shall be deposited and credited to his Vesting Account. Such amounts shall be considered Nonforfeitable (i.e., "vested") according to the rules set forth below.

          (a) Company Matching Contributions. Company Matching Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable (that is, the Participant shall be considered "vested" in such amounts) according to the following vesting schedule:

               Years of Vestin Service        Nonforfeitable
                                              Percentage

               Fewer than 1                       0%
               At least 1 but fewer than 2        25%
               At least 2 but fewer than 3        50%
               At least 3 but fewer than 4        75%
               4 or more                          100%

               Notwithstanding the foregoing, the Committee reserves the discretion to apply, with respect to one or more Participants, and/or with respect to such Matching Contributions as the Committee shall designate, a different vesting schedule ("discretionary vesting schedule") which the Committee shall articulate in writing and which shall thereafter be considered part of this Plan.

          (b) Company Discretionary Contributions. Class A Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable according the schedule described in (a) above (without regard to the last paragraph thereof).

               Class B Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account shall be considered Nonforfeitable at the time and in the manner prescribed by the Committee in the writing designating such Contributions as Class B Contributions. Such writing shall thereafter be considered part of this Plan.

          (c) Termination Prior to Vesting. In the event a Participant terminates employment (by death, total and permanent disability, retirement or otherwise) prior to the date on which the Company Matching Contributions and/or Company Discretionary Contributions (and earnings thereon) deposited and credited to his Vesting Account are considered Nonforfeitable, such forfeitable Contributions shall thereafter be considered forfeited by the
               Participant and, to the extent permitted by the agreement and declaration establishing the Trust, shall immediately revert to the Employer. A Participant shall not be deemed to have terminated his employment, notwithstanding his failure to perform services for the Company, to the extent he remains on the Company's rolls during a period of authorized paid or unpaid leave of absence.

          (d) Payment of Forfeitable Contributions. In the event amounts deposited and credited to an active Participant's Vesting Account would, but for this subsection, be payable to him prior to the date on which such Contributions are considered Nonforfeitable pursuant to subsections (a) or (b) above, payment of such Contributions shall be deferred until the date on which such Contributions are considered Nonforfeitable due to additional Vesting Service accrued by the active Participant.

               In the event the Participant's employment is terminated (by death, total and permanent disability, retirement or otherwise) prior to the date on which such Contributions (and earnings thereon) are considered so Nonforfeitable, such Contributions shall thereafter be considered forfeited by the Participant and, to the extent permitted by the agreement and declaration establishing the Trust, shall immediately revert to the Employer. A Participant shall not be deemed to have terminated his employment, notwithstanding his failure to perform services for the Company, to the extent he remains on the Company's rolls during a period of authorized paid or unpaid leave of absence.

     8.3 Vesting Determinations. The Committee's determination concerning the extent to which a Participant or eligible Executive is considered "vested," and the extent to which the Company Matching Contributions and/or Company Discretionary Contributions (and earnings thereon) deposited and credited to a Participant's Vesting Account are considered Nonforfeitable shall be final and binding on all Participants and their Beneficiaries, as described in Section 12.

             Section 9.  Designation of Beneficiaries

     9.1 General Rule. A Participant may designate a Beneficiary or Beneficiaries who are to receive upon his death the payments that otherwise would have been paid to him. Such Beneficiary designation may include an election concerning the form in which death benefits are to be paid by the Plan to the Beneficiary or Beneficiaries. All designations shall be in writing and shall be effective only if and when delivered to the Committee or its designee during the lifetime of the Participant.

     9.2   Special Rule for Married Participants.  Notwithstanding
Section 9.1, the spouse of a married Participant shall be deemed to be the Participant's sole primary Beneficiary. The Participant may designate a primary Beneficiary other than his spouse only if the spouse consents in writing, on a form the Committee or its designee shall provide, and the spouse's signature is notarized.

     9.3 Changing Beneficiary Designations. Subject to Section 9.2, a Participant may, from time to time during his lifetime, change his Beneficiary or Beneficiaries by a written instrument delivered to the Committee or its designee. The term "Beneficiary" may include a trust, so long as the trust survives the Participant's death.

     9.4 Failure to Designate a Beneficiary. In the event that a Participant is not survived by a Beneficiary, or if for any reason a Beneficiary designation shall be ineffective in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.

     Section 10.  Merger, Consolidation and Sale of Assets

     10.1 Merger. In the event the Company desires to consolidate with, merge into, or transfer all or substantially all of its assets to another entity (hereinafter referred to as a "Successor Employer"), the Company and such Successor Employer may agree that the Successor Employer shall assume the Company's obligations under this Plan in whole or in part. In no event shall such merger, consolidation or transfer extinguish the Company's or the Successor Employer's obligations to Participants and their Beneficiaries under this Plan.

     10.2 Acquisition by Another Employer. In the event the Company is sold to another corporation or other party(ies) ("New Company"), the Company may agree with such New Company that the New Company shall assume the obligations under this Plan in whole or in part. In no event shall such sale extinguish the Company's or New Company's obligations to Participants and their Beneficiaries under this Plan.

              Section 11.  Rights of Participants

     Notwithstanding the depositing and crediting of amounts to the Deferral Account and/or Vesting Account maintained by the Trustee on behalf of a Participant, the right of the Participant, or his Beneficiary, to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company. Participants and Beneficiaries shall have the status of general unsecured creditors of the Company. This Plan constitutes a mere promise by the Company to make benefit payments in the future.

     The Deferral Account or Vesting Account maintained by the Trustee on behalf of a Participant may not in any way be encumbered or assigned by a Participant or his Beneficiary.

     Nothing in this Plan shall give any Participant the right to be retained as an Executive or an employee of the Company, affect the right of the Company to remove any Executive or employee, or give any Executive or employee (or his Beneficiary) the right to receive a particular amount of Compensation, Bonus Compensation or Company Discretionary Contribution from the Company.


     12.1 Administrative Committee. The Committee shall administer the Plan. The Committee may appoint an administrative committee (the "Administrative Committee") to assist it in the administration of the Plan. The Administrative Committee may act on behalf of the Committee with respect to all matters concerning the Plan, except for those matters the Committee specifically reserves, in this Plan or otherwise, for its own action. The initial members of the Administrative Committee shall be Troy D. Cook and James K. Schwartz. The Board or the Committee may
remove,   replace,  or  appoint  members  of  the   Administrative
Committee at any time.

     12.2 Powers of Administrative Committee. The Committee shall have the power to interpret the Plan and to determine all questions that arise under it. Such power includes, for example, the administrative discretion necessary to determine whether an individual meets the Plan's written eligibility requirements, and to interpret any other term contained in this document. All payments of benefits under the Plan shall be made by the Company or by the Trustee in accordance with the terms of this Plan and the agreement and declaration establishing the Trust. The decision of the compensation committee upon all matters within the scope of its authority shall be final and binding on all parties, shall be subject to the most deferential standard on review, and shall not be affected by any actual or alleged conflict of interest. No member of the Committee or the Administrative Committee may act, in his capacity as a member of the Committee or Administrative Committee, with respect to a matter concerning his eligibility or benefits under the Plan.

                  Section 13.  Claims and Appeals

     13.1 Claims for Benefits; Initial Processing. Claims for benefits under the Plan normally will be approved or denied by the Committee within 90 calendar days after they are received by the Committee or its designee. If an extension of time is required to process the claim, the extension will not exceed 90 calendar days, and the claimant shall be provided notice of any extension. The notice shall explain the reason for the extension and when a decision will be made. Claims not resolved prior to the end of the extension may be deemed denied.

     13.2 Claim Denial. If a claim for benefits is denied (or deemed denied), the Committee or its designee shall provide the claimant with written notice reflecting the reasons for the denial, with a specific reference to the Plan provisions upon which the decision was based. The notice shall also reflect any additional information that may be necessary for the claimants claim to be approved.

     13.3 Appealing a Denied Claim. A claimant may appeal the denial of a claim by writing the Committee and stating that he wishes to appeal. In order to be considered, the appeal must be received by the Committee or its designee no more than 90 calendar days after notice of the denial is provided (or, if no notice is provided, then after the earliest date on which the claimant is entitled to deem the claim denied).

     13.4 Processing Appeals. If a claimant appeals a denial of a claim, the Board shall review the claim and any additional information furnished by the claimant. The Board shall decide the appeal within 60 calendar days after it is received, but in unusual circumstances may delay resolution of the appeal for an additional 60 calendar days. The claimant shall be notified of any delay within 60 calendar days after the appeal is received by the Committee or its designee. After the appeal is decided, the Board shall notify the claimant in writing of its decision, and explain how the appeal was decided and what Plan provisions were relied upon.

              Section 14.  Amendments and Termination

     14.1 Amendment. The Company in its absolute discretion, without notice, may at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan. No such modification or amendment may, without the consent of a Participant (or his Beneficiary in the case of his death) reduce the right of a Participant (or his Beneficiary, as the case may be) to the payment of any amount deposited and credited to his Deferral Account and any Nonforfeitable amount deposited and credited to his Vesting Account under the Plan as of the date of such modification or amendment. And modification or amendment of the vesting schedule described in Section 8.2 shall not apply to any amounts deposited and credited to a Participant's Vesting Account as of the date of such modification or amendment, unless the Participant otherwise consents in writing.

     14.2 Suspension and Termination. The Company in its absolute discretion, without notice, at any time may suspend or terminate the Plan. In addition, the Committee may suspend or terminate an active Participant's further participation in the Plan at any time. Other than earnings on a Participant's Deferral Account or Vesting Account credited under Section 7, no additional Compensation or Bonus Compensation may be deferred, and no additional Company Matching Contributions or Company Discretionary Contributions shall be deposited or credited to the Deferral Account and/or Vesting Account of any Participant following suspension or termination of the Plan, or to such Accounts of an inactive Participant following termination of his or her participation in the Plan. Upon termination of a Participant's participation in the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's normal provisions.

     Upon suspension of the Plan, distribution of a Participant's Plan benefit shall be made in the manner and at the time described under the Plan's provisions, and the Trust shall not terminate until all monies on deposit thereunder are either paid to Participants and their Beneficiaries, or returned to the Employer, as provided for under the agreement and declaration establishing the Trust. Upon suspension of the Plan, a Participant whose Vesting Account balance includes amounts that are not Nonforfeitable under Section 8 hereof, shall continue to be credited with vesting service, for purposes of Section 8, for and on account of his service with the Company after suspension of the Plan.

     In the event the Company elects to terminate the Plan, all forfeitable amounts then on deposit with and credited to Participants' Vesting Accounts shall be deemed Nonforfeitable and, notwithstanding anything herein to the contrary, shall be paid as soon as practicable to the Participants (or their Beneficiaries, as the case may be) in a lump sum.

                   Section 15.  Applicable Laws

     The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Kansas, to the extent federal law does not apply.

                     Section 16.  Incompetency

     Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee or its designee receives written notice, in a form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification are furnished in a form and manner acceptable to the Committee or its designee. Any such payment so made shall be a complete discharge of any liability therefor.

                       Section 17.  Expenses

     Costs of administration of the Plan and all taxes imposed on the Plan or Trust shall be paid by the Company. Participants' Deferral Accounts or Vesting Accounts shall not be reduced for these amounts. Notwithstanding the foregoing, Participants' Deferral Accounts and Vesting Accounts shall bear the expense of any and all transaction costs and fees associated with the investment of their Accounts and any per capita Trustee's fee. The aggregate total of any Trustee's fees based on the aggregate value of assets in the Trust (both the Group Trust and individual Trusts) may be apportioned among the Accounts of Participants on a pro rata (in the proportion that a Participant's Account balances bear to the Account balances of other Participants) or per capita basis, in the discretion of the Committee.

                       Section 18.  Notices

      Any notice or election required or permitted to be given hereunder shall be in writing, in the form prescribed by the Committee, and shall be deemed to be filed with the Committee:

     (a) On the date it is personally delivered to the Committee (or its designee), or

     (b) Five business days after it is sent by registered or certified mail, addressed to the Committee (or its designee) at the Company's address.

              Section 19.  Withholding and Deductions

     All payments made under the Plan by the Company or the Trustee to any Participant or Beneficiary, shall be subject to applicable withholding and to such other deductions that are required by applicable law, and to the delivery to the Committee (or its designee) or the Trustee of any documents, applications or other information deemed necessary by the Committee or the Trustee, in their sole discretion, as a condition precedent to payment.

               Section 20.  Invalidity of Provisions

     If any provision of the Plan is held or found to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included. Similarly, in the event any provision of the Plan is held or found to be ineffective or unenforceable with respect to allowing for the deferral of income taxation as intended by the Plan, such provision shall be severed from the provisions of the Plan that are so effective or enforceable, and such latter provisions shall be considered to constitute a separate arrangement.

                21.  Tax Advantages Not Guaranteed

     Neither the Company, the Committee, the Administrative Committee, nor any other person guarantees that any particular
Participant or Beneficiary will achieve the tax advantages contemplated by this Plan, and neither the Company, the Committee, the Administrative Committee or any other person indemnifies or holds harmless a Participant or Beneficiary with respect to liability, whether or not unintended or unforeseen, for income taxes, excise taxes, interest and/or penalties, or any other liability, arising from or incurred in connection with this Plan.

     In the event any benefits payable hereunder to a Participant or Beneficiary are subjected to taxation prior to the date such benefits are payable under the terms of the Plan, the payment of such benefits shall be accelerated so that, to the extent practicable, the Participant or Beneficiary receives such benefits in the taxable year in which such amounts are subjected to taxation.

               22.   Return of Company Contributions

     Nothing in this Plan nor the agreement and declaration establishing the Trust shall be construed to prevent the return to the Company of amounts contributed to the Trust by the Company due to a mistake of fact or law, including (but not limited to) erroneous calculations or erroneous determinations of eligibility.

     IN  WITNESS  WHEREOF,  the Company  hereby  adopts  this  NPC
International,  Inc.  Deferred Compensation and  Retirement   Plan
this _______ day of __________, 1998.

                              NPC INTERNATIONAL, INC.



                              By:_________________________________

                              Title:______________________________


ATTEST:



______________________________